Exhibit 10.8

FORM OF AMENDMENT TO THE

ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION

CHANGE IN CONTROL AGREEMENT

WHEREAS,                     (the “Executive”) entered into a change in control agreement with Enfield Federal Savings and Loan Association (the “Association”) effective                     , 200     (the “Agreement”); and

WHEREAS, the Association and the Executive desire to amend the Agreement to modify the benefit the Executive would receive under the Agreement in the event of a change in control of the Association or NEBS Bancshares, Inc.; and

WHEREAS, the Agreement provides that the Agreement may be amended or modified at any time prior to a Change in Control by means of a written instrument signed by the parties.

NOW, THEREFORE, the Association and the Executive hereby agree to amend the Agreement as follows:

Effective as of the closing of the NEBS Bancshares, Inc. public offering, Section 3(a)(i) of the Agreement shall be deleted in its entirety and replaced with the following new Section 3(a)(i):

“(i)	a lump sum cash payment equal to 2.99 times the Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). Such payment shall be made not later than five (5) days following Executive’s termination of employment under this Section 3.”

IN WITNESS WHEREOF, the Association has caused this Amendment to the Agreement to be executed by its duly authorized officer, and Executive has signed this Amendment, on the              day of                      200    .

ATTEST:	ENFIELD FEDERAL SAVINGS AND LOAN ASSOCIATION

For the Board of Directors

WITNESS:	EXECUTIVE